For Immediate Release

Hagerty Reports First Quarter 2023 Results
On Track to Deliver Strong Growth and Improved Profitability in 2023

•First quarter 2023 Total Revenue increased 30% year-over-year to $218.4 million
•First quarter 2023 Written Premium increased 18% year-over-year to $182.9 million
•First quarter 2023 Membership, marketplace and other revenue increased 63% year-over-year to $26.5 million
•First quarter 2023 Net Income (Loss) was $(15.0) million compared to $15.9 million in the prior year period
•First quarter 2023 Adjusted EBITDA of $6.7 million, an increase of $12.7 million compared to $(6.0) million in the prior year period

TRAVERSE CITY, Mich., May 9, 2023 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY), an automotive lifestyle brand and a leading specialty insurance provider focused on the global automotive enthusiast market, today announced financial results for the three months ended March 31, 2023.
"We are off to a strong start in 2023, delivering first quarter revenue growth of 30%. These excellent results were powered by robust written premium growth of 18% despite the volatile macroeconomic environment," said McKeel Hagerty, Chief Executive Officer of Hagerty. "We also announced a restructuring that will further accelerate our path to profitability, and as a result, we have raised our full year 2023 outlook for net income and Adjusted EBITDA."
Mr. Hagerty continued, "We continue to invest in the build-out of Hagerty Marketplace and our online platform. Hagerty has compiled the valuation data over the last four decades that provides the transparency for our members to transact with confidence as they shop for their special vehicles. The opportunity within Marketplace is vast, and we will be disciplined in our approach to balance growth with providing the customer support and protection that bolsters our reputation as the trusted brand for auto enthusiasts."

FIRST QUARTER 2023 FINANCIAL HIGHLIGHTS

•First quarter Total Revenue increased 30% to $218.4 million compared to the prior year period.
•First quarter Written Premium increased 18% to $182.9 million compared to the prior year period.
•First quarter Commission and fee revenue grew 19% to $74.6 million compared to the prior year period.
•Policies in Force Retention was 88% as of March 31, 2023 compared to 89% as of March 31, 2022. Total insured vehicles increased 7% year-over-year to 2.3 million compared to the prior year period.
•First quarter Loss Ratio was 41.3% compared to 41.4% in the prior year period.
•First quarter Earned premium increased 32% to $117.2 million compared to the prior year period.
•Earned premium growth was driven by the 18% Written Premium growth as well as the increased quota share to approximately 80% compared to 70% in the prior year period.
•First quarter Membership, marketplace and other revenue increased 63% to $26.5 million compared to the prior year period.
•Broad Arrow Group helped drive $5.8 million in Marketplace revenue during the first quarter.
•Hagerty Driver's Club (HDC) paid members increased 6% to approximately 768,000 compared to 727,000 as of March 31, 2022.

•First quarter Operating Income (Loss) was $(16.5) million compared to $(13.0) million in the prior year period.
•The Company announced a restructuring charge of $5.5 million during the first quarter of 2023 associated with a reduction in force, reduced hiring plans and additional cost containment initiatives. The Company anticipates delivering incremental annualized cost savings of $20 to $25 million, with approximately $15 million to be realized in 2023.
•First quarter depreciation and amortization was $13.7 million compared to $7.1 million in the prior year period. The increase was driven in part by the $3.6 million impairment of media content assets.
•First quarter Net Income (Loss) was $(15.0) million compared to $15.9 million in the prior year period.
•Net Income (Loss) includes the impact from the change in fair value of warrant liabilities, the restructuring charge, as well as the impairment of media content assets.
•First quarter Adjusted EBITDA was $6.7 million compared to $(6.0) million in the prior year period.
•First quarter Basic and Diluted Earnings (Loss) per Share was $(0.03).
•First quarter Adjusted EPS was $(0.04).

2023 OUTLOOK - PIVOT TO PROFITABLE GROWTH
Despite the uncertain macro environment, we are off to a strong start to 2023 and are well positioned to deliver sustained profitable growth over the coming years. We are confident that the opportunities we have identified to monetize our addressable market will expand our share, and we have thoughtfully prioritized our growth initiatives in 2023 to significantly improve our profitability and fund our purpose to save driving and fuel car culture for future generations. For full year 2023, we anticipate:

•Total Revenue growth of 22-26% powered by Written Premium growth of 11-13%
•Sustain double-digit Written Premium growth trajectory
•Deliver an unmatched online and live Marketplace experience
•Drive loyalty, referrals and incremental revenue and profit from Membership

•Continued evolution into an Integrated Insurance Business

•Increase Hagerty Re’s quota share reinsurance agreement in the U.S. and U.K. to ~80%

•Significantly improved profitability through Cost Containment measures and Operational Efficiencies
◦Net Income (Loss) of $(13)-$7 million
◦Adjusted EBITDA of $55-$75 million

		2023 Outlook		2023 Change vs 2022
	2022 Actuals	Low End Range	High End Range	Low End Range	High End Range
Total Revenue (in thousands)	$787,588	$961,000	$993,000	22%	26%
Total Written Premium (in thousands)	$776,664	$862,000	$878,000	11%	13%
Net Income (Loss) (in thousands)	$2,403	$(13,000)	$7,000	$(15,403)	$4,597
Adjusted EBITDA (in thousands)	$(1,940)	$55,000	$75,000	$56,940	$76,940
•2023 Outlook as of the Company’s fourth quarter earnings call on March 14, 2023 was for net income (loss) of $(20,000) to $0 and Adjusted EBITDA of $40,000 to $60,000

The definitions and reconciliations of non-GAAP financial measures are provided under the heading Key Performance Indicators and Certain Non-GAAP Financial Measures at the end of this press release.

Conference Call Details
Hagerty will hold a conference call to discuss the financial results today at 10:00 am Eastern Time. A webcast of the conference call, including the Company's Investor presentation highlighting first quarter 2023 financial results, will be available on Hagerty’s investor relations website at investor.hagerty.com. The dial-in for the conference call is (877) 423-9813 (toll-free) or (201) 689-8573 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at investor.hagerty.com following the call.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward-looking statements reflect Hagerty’s current expectations and projections with respect to its expected future business and financial performance, including, among other things: (i) expected operating results, such as revenue growth and increases in earned premium; (ii) changes in the market for Hagerty’s products and services, (iii) Hagerty’s plans to expand market share, including planned investments and partnerships; (iv) anticipated business objectives; and (v) the strength of Hagerty’s business model. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "goal," "intend," "likely," "outlook," "plan," "potential," "project," "seek," "target," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.

A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward-looking statements. These factors include, among other things, Hagerty’s ability to: (i) compete effectively within its industry and attract and retain members; (ii) maintain key strategic relationships with its insurance distribution and underwriting carrier partners; (iii) prevent, monitor and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages with its technology platforms or third-party services; (v) accelerate the adoption of Hagerty’s membership products as well as any new insurance programs and products; (vi) manage the cyclical nature of the insurance business including through any periods of recession, economic downturn or inflation; (vii) address unexpected increases in the frequency or severity of claims; (vii) comply with the numerous laws and regulations applicable to Hagerty’s business, including state, federal and foreign laws relating to insurance and rate increases, privacy, the internet and accounting matters; (ix) manage risks associated with being a controlled company; and (x) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the "SEC") by Hagerty.

The forward-looking statements herein represent the judgment of Hagerty as of the date of this release and Hagerty disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand Hagerty’s reported financial results and our business outlook for future periods.

About Hagerty, Inc. (NYSE: HGTY)

Hagerty is an automotive lifestyle brand committed to saving driving and fueling car culture for future generations. The company is a leading provider of specialty vehicle insurance, expert car valuation data and insights, live and digital car auction services, immersive events and automotive entertainment custom made for the 67 million Americans who self-describe as car enthusiasts. Hagerty also operates in Canada and the UK and is home to Hagerty Drivers Club, a community of more than 750,000 who can’t get enough of cars. As a purpose-driven organization, Hagerty Impact aims to be a catalyst for positive change across the issues that matter most to our teams, our members, the broader automotive community, our shareholders and the planet at large. For more information, please visit www.hagerty.com or connect with us on Facebook, Instagram and Twitter.

More information can be found at newsroom.hagerty.com.

Contact: Jay Koval, investor@hagerty.com
Hagerty Media Contact: Andrew Heller, aheller@hagerty.com

Category: Financial

Source: Hagerty

Hagerty, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended March 31,
	2023	2022	$ Change	% Change

REVENUE:	in thousands (except percentages)
Commission and fee revenue	$74,612	$62,461	$12,151	19.5%
Earned premium	117,231	89,132	28,099	31.5%
Membership, marketplace and other revenue	26,509	16,218	10,291	63.5%
Total revenue	218,352	167,811	50,541	30.1%
OPERATING EXPENSES:
Salaries and benefits	55,232	46,476	8,756	18.8%
Ceding commission	55,425	42,378	13,047	30.8%
Losses and loss adjustment expenses	48,412	36,919	11,493	31.1%
Sales expense	35,113	28,437	6,676	23.5%
General and administrative services	21,381	19,458	1,923	9.9%
Depreciation and amortization	13,743	7,147	6,596	92.3%
Restructuring, impairment and related charges, net	5,535	—	5,535	100.0%
Total operating expenses	234,841	180,815	54,026	29.9%
OPERATING INCOME (LOSS)	(16,489)	(13,004)	(3,485)	(26.8)%
Change in fair value of warrant liabilities	(515)	31,686	(32,201)	(101.6)%
Interest and other income (expense)	5,647	(684)	6,331	925.6%
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(11,357)	17,998	(29,355)	(163.1)%
Income tax benefit (expense)	(3,668)	(2,030)	(1,638)	80.7%
Income (loss) from equity method investment, net of tax	—	(102)	102	(100.0)%
NET INCOME (LOSS)	(15,025)	15,866	(30,891)	(194.7)%
Net loss (income) attributable to non-controlling interest	12,926	11,641	1,285	11.0%
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(2,099)	$27,507	$(29,606)	(107.6)%

Earnings (loss) per share of Class A Common Stock:
Basic	$(0.03)	$0.33
Diluted	$(0.03)	$(0.01)

Weighted-average shares of Class A Common Stock outstanding:
Basic	83,227	82,433
Diluted	83,227	335,903

Hagerty, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2023	December 31, 2022

ASSETS	in thousands (except share amounts)
Current Assets:
Cash and cash equivalents	$63,367	$95,172
Restricted cash and cash equivalents	444,024	444,019
Accounts receivable	62,843	58,255
Premiums receivable	135,026	100,700
Commissions receivable	15,978	60,151
Notes receivable	33,716	25,493
Deferred acquisition costs, net	113,686	107,342
Other current assets	57,775	45,651
Total current assets	926,415	936,783
Notes receivable	12,707	11,934
Property and equipment, net	24,617	25,256
Lease right-of-use assets	80,462	82,398
Intangible assets, net	102,786	104,024
Goodwill	115,041	115,041
Other long-term assets	39,925	37,082
TOTAL ASSETS	$1,301,953	$1,312,518
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$75,186	$77,049
Losses payable and provision for unpaid losses and loss adjustment expenses	161,955	167,257
Commissions payable	62,991	77,075
Due to insurers	87,712	68,171
Advanced premiums	34,506	17,084
Unearned premiums	247,253	235,462
Contract liabilities	25,662	25,257
Total current liabilities	695,265	667,355
Long-term lease liabilities	78,845	80,772
Long-term debt	89,030	108,280
Warrant liabilities	46,076	45,561
Deferred tax liability	13,846	12,850
Contract liabilities	18,669	19,169
Other long-term liabilities	3,506	11,162
TOTAL LIABILITIES	945,237	945,149
Commitments and Contingencies	—	—
STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value (20,000,000 shares authorized, no shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	—	—
Class A common stock, $0.0001 par value (500,000,000 shares authorized, 83,338,436 and 83,202,969 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	8	8
Class V common stock, $0.0001 par value (300,000,000 authorized, 251,033,906 shares issued and outstanding as of March 31, 2023 and December 31, 2022)	25	25
Additional paid-in capital	554,049	549,034
Accumulated earnings (deficit)	(491,701)	(489,602)
Accumulated other comprehensive income (loss)	(272)	(213)
Total stockholders' equity	62,109	59,252
Non-controlling interest	294,607	308,117
Total equity	356,716	367,369
TOTAL LIABILITIES AND EQUITY	$1,301,953	$1,312,518

Hagerty, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended March 31,
	2023	2022

OPERATING ACTIVITIES:	in thousands
Net income (loss)	$(15,025)	$15,866
Adjustments to reconcile net income (loss) to net cash from operating activities:
Change in fair value of warrant liabilities	515	(31,686)
Depreciation and amortization expense	13,743	7,147
Provision for deferred taxes	937	462
Loss on disposals of equipment, software and other assets	472	198
Stock-based compensation expense	4,113	—
Other	593	152
Changes in operating assets and liabilities:
Accounts, premiums and commission receivable	3,777	19,950
Deferred acquisition costs	(6,344)	(3,459)
Losses payable and provision for unpaid losses and loss adjustment expenses	(5,302)	2,520
Commissions payable	(14,084)	(14,765)
Due to insurers	19,510	16,362
Advanced premiums	17,422	15,559
Unearned premiums	11,791	6,272
Other assets and liabilities, net	(20,390)	(25,564)
Net Cash Provided by Operating Activities	11,728	9,014
INVESTING ACTIVITIES:
Purchases of property, equipment and software	(8,133)	(10,532)
Acquisitions, net of cash acquired	(6,076)	(6,028)
Purchase of previously held equity method investment	—	(15,250)
Issuance of notes receivable	(7,833)	—
Collection of notes receivable	415	—
Purchase of fixed income securities	(4,348)	—
Maturities of fixed income securities	1,150	—
Other investing activities	22	13
Net Cash Used in Investing Activities	(24,803)	(31,797)
FINANCING ACTIVITIES:
Payments on long-term debt	(47,250)	(41,500)
Proceeds from long-term debt	27,871	22,500
Contribution from non-controlling interest	500	—
Net Cash Used in Financing Activities	(18,879)	(19,000)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	154	6

Change in cash and cash equivalents and restricted cash and cash equivalents	(31,800)	(41,777)
Beginning cash and cash equivalents and restricted cash and cash equivalents	539,191	603,972
Ending cash and cash equivalents and restricted cash and cash equivalents	$507,391	$562,195

Hagerty, Inc.
Key Performance Indicators and Certain Non-GAAP Financial Measures

Key Performance Indicators

The tables below present a summary of our Key Performance Indicators, including important operational metrics, as well as certain GAAP and non-GAAP financial measures as of and for the periods presented. We use these Key Performance Indicators to evaluate our business, measure our performance, identify trends against planned initiatives, prepare financial projections and make strategic decisions. We believe these Key Performance Indicators are useful in evaluating the Company's performance when read together with our Condensed Consolidated Financial Statements prepared in accordance with GAAP.

	Three months ended March 31,
	2023	2022
Operational Metrics
Total Written Premium (in thousands)	$182,850	$154,790
Loss Ratio	41.3%	41.4%
New Business Count (Insurance)	51,762	47,514

GAAP Measures
Total Revenue (in thousands)	$218,352	$167,811
Operating Income (Loss) (in thousands)	$(16,489)	$(13,004)
Net Income (Loss) (in thousands)	$(15,025)	$15,866
Basic Earnings (Loss) Per Share	$(0.03)	$0.33

Non-GAAP Financial Measures
Adjusted EBITDA (in thousands)	$6,705	$(5,959)
Adjusted Earnings (Loss) Per Share	$(0.04)	$(0.04)

	March 31, 2023	December 31, 2022
Operational Metrics
Policies in Force	1,335,008	1,315,977
Policies in Force Retention	87.9%	88.0%
Vehicles in Force	2,275,387	2,234,461
HDC Paid Member Count	767,872	752,754
Net Promoter Score (NPS)	83	83

Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as consolidated Net income (loss) excluding interest and other income (expense), income tax (expense) benefit, and depreciation and amortization, adjusted to exclude (i) restructuring, impairment and related charges, net; (ii) changes in fair value of warrant liabilities; (iii) stock-based compensation expense; (iv) when applicable, the net gain or loss from asset disposals; and (v) when applicable, certain other unusual items.

We present Adjusted EBITDA because we consider it to be an important supplemental measure of the Company’s performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management uses Adjusted EBITDA as a measure of the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations.

By providing this non-GAAP financial measure, together with a reconciliation to net income (loss), which is the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance. Hagerty's Adjusted EBITDA may be determined or calculated differently than similarly titled measures of other companies in our industry, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies.

The following table reconciles Adjusted EBITDA for the three months ended March 31, 2023 and 2022 to the most directly comparable GAAP measure, which is Net income (loss):

	Three months ended March 31,
	2023	2022

	in thousands
Net income (loss)	$(15,025)	$15,866
Interest and other (income) expense	(5,647)	684
Income tax (benefit) expense	3,668	2,030
Depreciation and amortization	13,743	7,147
Restructuring, impairment and related charges, net	5,535	—
Change in fair value of warrant liabilities	515	(31,686)
Stock-based compensation expense	3,916	—
Adjusted EBITDA	$6,705	$(5,959)

The following table reconciles Adjusted EBITDA for the year ended December 31, 2023 Outlook to the most directly comparable GAAP measure, which is Net income (loss):

	2023 Low	2023 High

	in thousands
Net income (loss)	$(13,000)	$7,000
Interest and other (income) expense	(10,750)	(10,750)
Income tax (benefit) expense	14,300	14,300
Depreciation and amortization	41,700	41,700
Restructuring, impairment and related charges, net	5,535	5,535
Change in fair value of warrant liabilities	515	515
Stock-based compensation expense	16,700	16,700
Adjusted EBITDA	$55,000	$75,000

Adjusted EPS

We define Adjusted Earnings (Loss) Per Share ("Adjusted EPS") as consolidated Net income (loss) attributable to both our controlling and non-controlling interest, less the change in fair value of our warrants divided by our outstanding and total potentially dilutive securities. The total potentially dilutive securities includes (1) the weighted-average issued and outstanding shares of Class A Common Stock; (2) all issued and outstanding non-controlling interest Hagerty Group Units; (3) all unexercised warrants; and (4) all unissued stock-based compensation awards.

In the third quarter of 2022, we began removing (1) the change in fair value of our warrants and (2) the revaluation gain on previously held equity method investment from consolidated Net income (loss) attributable to both our controlling and non-controlling interest for purposes of calculating Adjusted EPS. For comparability, references to prior period non-GAAP measures have been updated to show the effect of removing the change in the fair value of our warrants from Adjusted EPS. We believe this updated presentation of Adjusted EPS enhances investors' understanding of our financial performance from activities occurring in the ordinary course of our business.

The most directly comparable GAAP measure is basic earnings per share ("Basic EPS"), which is calculated as Net income (loss) attributable to controlling interest divided by the weighted average of Class A Common Stock outstanding during the period.

We present Adjusted EPS because we consider it to be an important supplemental measure of our operating performance and believe it is used by investors and securities analysts in evaluating the consolidated performance of other companies in our industry. We also believe that Adjusted EPS, which compares our consolidated Net income (loss) (which includes our controlling and non-controlling interest) with our outstanding and potentially dilutive shares, provides useful information to investors regarding our performance on a fully consolidated basis.

Management uses Adjusted EPS:

•as a measurement of operating performance of our business on a fully consolidated basis;
•to evaluate the performance and effectiveness of our operational strategies; and
•as a preferred predictor of core operating performance, comparisons to prior periods and competitive positioning.

We caution investors that Adjusted EPS is not a recognized measure under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including Basic EPS, and that Adjusted EPS, as we define it, may be defined or calculated differently by other companies. In addition, Adjusted EPS has limitations as an analytical tool and should not be considered as a measure of profit or loss per share.

The following table reconciles Adjusted EPS to the most directly comparable GAAP measure, which is Basic EPS:

	Three months ended March 31,
	2023	2022

	in thousands (except per share amounts)
Numerator:
Net income (loss) attributable to controlling interest(1)	$(2,099)	$27,507
Net income (loss) attributable to non-controlling interest	(12,926)	(11,641)
Consolidated net income (loss)	(15,025)	15,866
Change in fair value of warrant liabilities	515	(31,686)
Adjusted consolidated net income (loss)(2)	$(14,510)	$(15,820)

Denominator:
Weighted average shares of Class A Common Stock outstanding — basic(1)	83,227	82,433
Total potentially dilutive securities outstanding:
Conversion of non-controlling interest Hagerty Group Units to Class A Common Stock	255,640	251,034
Total warrants outstanding	19,484	19,484
Total unissued stock-based compensation awards	6,870	—
Potentially dilutive shares outstanding	281,994	270,518
Fully dilutive shares outstanding(2)	365,221	352,951

Basic EPS = (Net income (loss) attributable to controlling interest / Weighted-average shares of Class A Common Stock outstanding)(1)	$(0.03)	$0.33

Adjusted EPS = (Adjusted consolidated net income (loss) / Fully dilutive shares outstanding)(2)	$(0.04)	$(0.04)

(1) Numerator and Denominator of the GAAP measure Basic EPS
(2) Numerator and Denominator of the non-GAAP measure Adjusted EPS